Exhibit 99.1

Elastic Announces Transition of Chief Revenue Officer

MOUNTAIN VIEW, Calif. & AMSTERDAM, The Netherlands—(BUSINESS WIRE)— Elastic N.V. (NYSE: ESTC) (“Elastic”), the company behind Elasticsearch and the Elastic Stack, announced today that its Chief Revenue Officer, Aaron Katz, has transitioned from his current role into an advisory role to Shay Banon, Elastic’s founder and Chief Executive Officer. This change is based on mutual agreement and effective immediately. Mr. Katz is expected to remain in his advisory role until August 1, 2020. Elastic also announced that it has commenced a search for his successor.

“Looking at the rich market opportunity ahead of us, I’m excited to bring in a seasoned leader who has built and seen multi-billion dollar scale. In the near term, we have a deep bench of seasoned Sales leaders, led by Justin Hoffman, Senior Vice President of Sales. Justin has been with Elastic for almost seven years, is a core member of our executive leadership team and already leads our sales efforts for all of the Americas and EMEA, so I’m confident in our team’s ability to manage this transition and do not expect any near-term disruption,” said Mr. Banon.

“I’d like to thank Aaron for his contributions to Elastic, helping drive our success in the marketplace so far, and laying the foundation for future growth,” added Mr. Banon. “We wish him all the very best in his future endeavors.”

“It has been a privilege leading Elastic’s go-to-market efforts over the past six years. I have never been more encouraged by the value our solutions offer to our customers, partners, and community at large,” said Mr. Katz. “I remain committed to ensuring a successful transition over the next several months.”

About Elastic

Elastic is a search company that powers enterprise search, observability, and security solutions built on one technology stack that can be deployed anywhere. From finding documents to monitoring infrastructure to hunting for threats, Elastic makes data usable in real time and at scale. Founded in 2012, Elastic is a distributed company with Elasticians around the globe. Learn more at elastic.co.

Elastic and associated marks are trademarks or registered trademarks of Elastic N.V. and its subsidiaries. All other company and product names may be trademarks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements which include, but are not limited to, expected financial results for the fiscal quarter and the fiscal year ending April 30, 2020 and future fiscal years, potential market opportunities and total addressable market size and growth, and the impact of the transition of our chief revenue officer. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Our expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: our future financial performance, including our expectations regarding our revenue; cost of revenue; gross profit or gross margin; and operating expenses (including changes in sales and marketing, research and development and general and administrative expenses); our ability to achieve, and maintain, future profitability; our ability to continue to deliver and improve our offerings and successfully develop new offerings; customer acceptance and purchase of our existing offerings and new offerings; our ability to maintain and expand our user and customer base; the market for our products not continuing to develop; competition from other products; the impact of foreign currency exchange rate and interest rate fluctuations on our results; our business strategy and our plan to build our business; our ability to effectively manage our growth; the pace of change and innovation in the markets in which we participate and the competitive nature of those markets; our international expansion strategy; our service performance and security, including the resources and costs required to prevent, detect and remediate potential security breaches; our operating results and cash flows; our strategy of acquiring complementary businesses and our ability to successfully integrate acquired businesses and technologies; our relationships with third parties, including partners; our ability to protect our intellectual property rights; our ability to develop our brands; our ability to attract and retain qualified employees and key personnel; the impact of expensing stock options and other equity awards; the sufficiency of our capital resources; our ability to successfully defend litigation brought against us; our ability to successfully expand in our existing markets and into new markets; sufficiency of cash to meet cash needs for at least the next 12 months; our ability to comply with laws and regulations that currently apply or become applicable to our business both in the United States and internationally; the future trading prices of our ordinary shares; the impact of our acquisition of Endgame, Inc. on our operating margin; the impact of our acquisition of Endgame, Inc. on Elastic’s future product offerings; and general market, political, economic and business conditions. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission (the “SEC”), including our Annual Report on Form 10-K for the fiscal year ended April 30, 2019 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC. SEC filings are available on the Investor Relations section of Elastic’s website at ir.elastic.co and the SEC’s website at www.sec.gov. Elastic assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by law.

Lisa Boughner

Elastic Corporate Communications

lisa.boughner@elastic.co